                                                                   EXHIBIT 99.d7

                        ADDENDUM TO MANAGEMENT AGREEMENT

     This Addendum, dated as of April 5, 2004, supplements the Management
Agreement, dated as of November 16, 1998, by and between American Century
Variable Portfolios, Inc., ("ACVP") and American Century Investment Management,
Inc. ("ACIM").

     IN CONSIDERATION of the mutual promises and conditions herein contained, the parties agree as follows (all capitalized terms used herein and not otherwise defined having the meaning given them in the Agreement):

     1. ACIM shall manage the following series (the "New Series") of shares to be issued by ACVP, and for such management shall receive the Applicable Fee set forth below:

        Name of Series               Class            Applicable Fee
        --------------               -----            --------------

   VP Mid Company Value Fund        Class I           1.00%
                                    Class II          0.90%

   VP International Fund            Class IV          1.40% on first $250 million
                                                      1.10% on next $250 million
                                                      1.00% thereafter

     2. ACIM shall manage the New Series in accordance with the terms and conditions specified in the Agreement for its existing management responsibilities.

     IN WITNESS WHEREOF, the parties have caused this Addendum to the Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

Attest:                                  AMERICAN CENTURY
                                         VARIABLE PORTFOLIOS, INC.

/s/ Anastasia H. Enneking                /s/ Charles A. Etherington
-----------------------------------      ------------------------------------
Anastasia H. Enneking                    Charles A. Etherington
Assistant Secretary                      Vice President

Attest:                                  AMERICAN CENTURY INVESTMENT
                                         MANAGEMENT, INC.

/s/ Anastasia H. Enneking                /s/ Charles A. Etherington
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Anastasia H. Enneking                    Charles A. Etherington
Assistant Secretary                      Vice President